UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2021

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On January 4, 2021, The Shyft Group, Inc. (the “Company”) announced that its Board of Directors has appointed Terri A. Pizzuto and Mark B. Rourke to the Board, effective January 4, 2021. Ms. Pizzuto will serve as a member of the Audit Committee, and Mr. Rourke will serve as a member of the Human Resources and Compensation Committee.

Ms. Pizzuto served as Executive Vice President, Chief Financial Officer, and Treasurer of Hub Group Inc. (NASDAQ: HUBG), a world-class supply chain solutions provider that offers multi-modal transportation services throughout North America, from March 2007 until June 2020. From July 2002 to March 2007, she was Vice President of Finance. Prior to joining Hub Group, Ms. Pizzuto was an audit partner at Arthur Andersen LLP. She worked for Arthur Andersen for 22 years holding various positions and serving numerous transportation companies. Ms. Pizzuto received a B.S. in accounting from the University of Illinois and is a CPA.

Mr. Rourke is the President and Chief Executive Officer of Schneider National Inc., a provider of truckload, intermodal and logistics services, a position he has held since April 2019. Mr. Rourke joined Schneider in 1987 and has been promoted into a series of leadership roles with increasing responsibility, including as Executive Vice President and Chief Operating Officer from 2015 to 2019 and President of Truckload Services from 2006 to 2015. Mr. Rourke holds a bachelor's degree in marketing from the University of Akron and has attended programs on corporate governance and strategic leadership at Harvard University. He also serves on the board of the U.S. Chamber of Commerce.

There are no arrangements or understandings between either Ms. Pizzuto or Mr. Rourke and any other person pursuant to which either individual was selected as a director, nor are there any transactions in which either Ms. Pizzuto or Mr. Rourke has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of Ms. Pizzuto and Mr. Rourke will receive the standard compensation arrangement for the Company’s non-employee directors, including an annual cash retainer and equity-based compensation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 4, 2021 regarding the appointment of Terri A. Pizzuto and Mark B. Rourke to the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: January 4, 2021	/s/ Ryan L. Roney
By: Ryan L. Roney
Its: Chief Legal Officer and Corporate Secretary